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                                                                    Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Number 33-57103, Number 33-57105, Number 33-70660, Number 33-25947, Number 33-6359 and
Number 2-83144 on Form S-8 dated December 28, 1994, December 28, 1994, October 21, 1993, December 7, 1988, June 29, 1986 and April 8, 1983, respectively, of our report, which includes an explanatory paragraph regarding a change in the Company's method of accounting for income taxes, dated January 15, 1996, except as to the information presented in Notes 2 and 8, for which the date is January 30, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Hunt Manufacturing Co. and Subsidiaries (Company) as of December 3, 1995 and November 27, 1994 and for each of the three years in the period ended December 3, 1995 which report is included in this Annual Report on Form 10-K.






COOPERS & LYBRAND L.L.P.




2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 29, 1996